Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Kandal M Venture Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0.00001 per share	(1)	Other	15,384,617		$0.2538	$3,904,615.80	0.0001381	$539.23
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.0.00001 per share	(2)	Other		$		$7,809,230.58		$1,078.46

Total Offering Amounts:								$11,713,846.38		1,617.69
Total Fees Previously Paid:										1,078.46
Total Fee Offsets:										0.00
Net Fee Due:										$539.23

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover an indefinite number of Class A Ordinary Shares that may be issued and resold resulting from share splits, share dividends or such similar transactions.

Represents the Registrant's Class A Ordinary Shares issuable upon conversion or otherwise pursuant to the terms of convertible notes issued to the selling shareholder named in the Registration Statement.

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the Class A Ordinary Shares issuable upon conversion or otherwise pursuant to the terms of the convertible notes is based on $0.2538, which is the average of the high and low sale prices of the Class A Ordinary Shares as of July 2, 2026, as reported on The Nasdaq Capital Market.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover an indefinite number of Class A Ordinary Shares that may be issued and resold resulting from share splits, share dividends or such similar transactions.

Represents the Registrant's Class A Ordinary Shares issuable upon conversion or otherwise pursuant to the terms of convertible notes issued to the selling shareholder named in the Registration Statement.

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the Class A Ordinary Shares issuable upon conversion or otherwise pursuant to the terms of the convertible notes is based on $0.2538, which is the average of the high and low sale prices of the Class A Ordinary Shares as of July 2, 2026, as reported on The Nasdaq Capital Market.